FOR IMMEDIATE RELEASE	COMPANY CONTACT: Michael Hershberger
October 29, 2018	Chief Financial Officer
(813) 397-1187
mhershberger@hiiq.com

Health Insurance Innovations, Inc. Reports Third Quarter 2018

Financial and Operating Results

Raises Annual Guidance

Record Revenues of $74.0 million, up 16.9% YOY

Policies in Force totaled approximately 378,000, up 8.7% YOY

GAAP Diluted Earnings per Share of $0.22, down 26.7% YOY

Adjusted Earnings per Share of $0.61, up 32.6% YOY

Tampa, FL— October 29, 2018 — (GLOBE NEWSWIRE) — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading cloud-based technology platform and distributor of affordable individual and family health insurance and supplemental plans, today announced financial results for the third quarter ended September 30, 2018. The Company will host a live conference call on Tuesday, October 30, 2018, at 8:30 A.M. EST.

Third Quarter 2018 Financial Highlights

●	Record revenue of $74.0 million, compared to $63.3 million in the third quarter of 2017, an increase of 16.9%.

●	Record total collections from members (premium equivalents) of $114.5 million, compared to $99.4 million in the third quarter of 2017, an increase of 15.2%.

●	Net income was $4.0 million, compared to $6.0 million in the third quarter of 2017, a decrease of 33.3%.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $14.0 million, compared to $12.9 million in the third quarter of 2017, an increase of 8.5%.

●	GAAP diluted earnings per share was $0.22, compared to $0.30 in the third quarter of 2017, down 26.7% YOY.

●	Adjusted earnings per share, also referred to as adjusted net income per share, or adjusted EPS, was $0.61 compared to $0.46 in the third quarter of 2017, an increase of 32.6%.

●	Policies in force as of September 30, 2018, totaled approximately 378,000, compared to 347,900 in the third quarter of 2017, an increase of 8.7%.

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Premium equivalents, adjusted EBITDA, and adjusted EPS are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure included within this press release.

2018 Full Year Guidance

The Company raises its annual guidance of revenue for 2018 to be between $294 million and $304 million, or grow approximately 17% to 21%, year-over-year, adjusted EBITDA to be between $56 million and $59 million, or grow approximately 24% to 30% year-over-year, and reaffirms adjusted EPS to be between $2.47 and $2.57,` or grow approximately 50% to 56% year-over-year. These guidance numbers are based on the Company’s current method of accounting for revenue. As an emerging growth company, the Company will be adopting the revised revenue recognition standard, known as ASC 606, in the fourth quarter of 2018 for the full year ended December 31, 2018.

“HIIQ continues to be uniquely positioned to take advantage of the growing demand for affordable health insurance solutions and we will continue to provide a safety net to consumers and their families who otherwise would be unable to find an affordable solution. We are focused to continue to be a leader in our market and to reach as many consumers as possible. I am even more excited about our future than I have been in the past,” said Gavin Southwell, HIIQ’s Chief Executive Officer and President.

Third Quarter 2018 Financial Discussion

Third quarter revenues of $74.0 million increased 16.9%, compared to the third quarter in 2017, driven by an increase in policies in force resulting from lower lapse rates, higher average premium, favorable commission margins, and improved discount benefit plan offerings.

Third-party commissions in the third quarter of 2018 were $46.7 million, an increase of $10.1 million, or 27.6%, compared to the third quarter of 2017. The increases in third-party commissions were primarily due to an increase in the number of policies in force sold through third-party licensed distributors.

Total selling, general & administrative expense (“SG&A”) was $18.3 million (24.7% of revenues) in the third quarter of 2018, compared to $15.5 million (24.5% of revenues) in the same period in 2017. Q3 SG&A included cash severance expense of $0.7 million and $2.4 million of non-cash based severance expense, primarily related to the termination of HealthPocket’s two founders, and higher professional fees. Core SG&A, defined as total SG&A adjusted for stock-based compensation, transaction costs, indemnity and other related legal costs, severance, restructuring and other costs, and marketing leads and advertising expense, was $9.9 million (13.3% of revenues) in the third quarter of 2018, compared to $10.2 million (16.2% of revenues) in the same period in 2017. A reconciliation of Core SG&A to SG&A is included within this press release.

Net income was $4.0 million in the third quarter of 2018, compared to $6.0 million in the same period in 2017, a decrease of 33.3%. Third quarter 2018 included a cash severance expense of $0.7 million. Additionally, stock-based compensation and related costs was $1.7 million higher in the third quarter of 2018, compared to the third quarter of 2017. EBITDA was $6.7 million in the third quarter of 2018, compared to $9.9 million in the same period in 2017, a decrease of 32.3%.

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Adjusted EBITDA was $14.0 million in the third quarter of 2018, an increase of 8.5%, compared to $12.9 million in the same period in 2017. Adjusted EBITDA as a percentage of revenue was 18.9%, in the third quarter of 2018, compared to 20.4% in the same period in 2017. Adjusted EBITDA is calculated by taking EBITDA and adjusting for items such as stock-based compensation and related costs and items that are not part of regular operating activities, including indemnity and other related legal costs, severance, restructuring, and acquisition costs. A reconciliation of net income to EBITDA and adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017 is included within this press release.

GAAP diluted EPS for the third quarter of 2018 was $0.22, compared to $0.30 in the same period in 2017. Third quarter 2018 GAAP diluted EPS was unfavorably impacted by the above-described severance expense and higher stock-based compensation.

Adjusted EPS for the third quarter of 2018 was $0.61, compared to $0.46 in 2017. The increase in Adjusted EPS was driven by higher revenue from greater policies in force, continued scalability as well as a lower pro-forma statutory tax rate of 24%, compared to 38% used in the prior period. A reconciliation of net income to adjusted net income per share is included within this press release.

The Company makes advances to distributors based on actual sales. These advanced commissions assist distributors with working capital. The Company recovers advances on an ongoing basis from future commissions on premiums, which are collected over the period in which policies renew. At September 30, 2018, the short- and long-term advanced commission balance was $42.7 million, a $3.2 million increase from the December 31, 2017 year-end balance of $39.5 million.

Cash and cash equivalents as of September 30, 2018 totaled $33.1 million, a decrease of $7.8 million from the December 31, 2017 year-end balance. The Company repurchased 310,890 shares of its common stock in the third quarter of 2018 for $15.7 million as part of its previously announced share repurchase program.

Regulatory Update

As previously disclosed, the Company is the subject of a multistate market conduct examination (MCE). On October 3, 2018 the Company met with the MCE examiners for confidential settlement discussions. These discussions included updated feedback on the results of the examination, and discussion aimed toward potential resolution of the examination. The Company has made what it believes to be an appropriate accrual based on the nature and stage of current discussions with the MCE examiners. Under the rules of the MCE, the negotiations remain confidential.

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Revenue Recognition Update

The Company will be adopting the revised revenue recognition standard, known as ASC 606, in the fourth quarter of 2018 for the full year ended December 31, 2018.

Under the standard, we have determined that we have two groups of performance obligations, which we define as: Sales and Enrollment, and Billing and Collecting / Member Support. While our adoption of ASC 606 will not change how our business operates, we believe that our adoption of this standard will have a material impact on our consolidated financial statements by bringing forward how we recognize revenue. We will now recognize the sales and enrollment component of our revenue at a point in time, or upfront, based on the amount of the total estimated lifetime duration for each insurance product or discount benefit plan that we sell. We will continue to recognize the billing, collection and customer service component of our revenue over time as we continue to perform these services. The sales and enrollment component of our revenue in any given quarter will be driven almost exclusively by new enrollments that we generate during the quarter. We plan to restate the 2018 year-to-date financial statements with our fourth quarter 2018 earnings release.

Conference Call and Webcast

The Company will host an earnings conference call on October 30, 2018 at 8:30 A.M. Eastern time. All interested parties can join the call by dialing (877) 451-6152 or (201) 389-0879; the conference ID is 13684258. A webcast of the call may be accessed in the Investor Relations section of Health Insurance Innovations’ website at http://investor.hiiquote.com/. An archive of the call will be available for 30 days through the same website.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health insurance products that are affordable and meet the consumer’s needs. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third-party licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HIIQ.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, state regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Information

To supplement HIIQ’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HIIQ presents certain financial measures that are not prepared in accordance with GAAP, including premium equivalents, adjusted EBITDA, adjusted EPS, and Core SG&A. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HIIQ is presenting these non-GAAP financial measures to assist investors in seeing HIIQ’s operating results through the eyes of management and because HIIQ believes that these measures provide a useful tool for investors to use in assessing HIIQ’s operating performance against prior period operating results and against business objectives. HIIQ uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,135	$40,907
Restricted cash	15,140	14,920
Accounts receivable, net, prepaid expenses and other current assets	2,661	2,227
Advanced commissions, net	38,270	39,549
Income taxes receivable	2,542	—
Total current assets	91,748	97,603
Long-term advanced commissions	4,380	—
Property and equipment, net	5,400	5,408
Goodwill	41,076	41,076
Intangible assets, net	4,551	5,942
Deferred tax assets	26,160	14,960
Other assets	77	96
Total assets	$173,392	$165,085

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$37,741	$39,725
Deferred revenue	221	662
Income taxes payable	—	787
Due to member	1,137	1,775
Other current liabilities	11	5
Total current liabilities	39,110	42,954
Due to member	26,293	15,096
Other liabilities	18	34
Total liabilities	65,421	58,084
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 14,405,824 and 12,731,758 shares issued as of September 30, 2018 and December 31, 2017, respectively; 13,515,203 and 12,350,981 shares outstanding as of September 30, 2018 and December 31, 2017, respectively)	14	13
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 2,541,667 and 3,841,667 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively)	3	4
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2018 and December 31, 2017)	—	—
Additional paid-in capital	91,960	71,770
Treasury stock, at cost (890,621 and 380,777 shares as of September 30, 2018 and December 31, 2017, respectively)	(29,859)	(6,887)
Retained earnings	29,361	19,305
Total Health Insurance Innovations, Inc. stockholders’ equity	91,479	84,205
Noncontrolling interests	16,492	22,796
Total stockholders’ equity	107,971	107,001
Total liabilities and stockholders’ equity	$173,392	$165,085

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues (premium equivalents of $114,498 and $99,407 for the three months ended September 30, 2018 and 2017, respectively and $330,633 and $289,243 for the nine months ended September 30, 2018 and 2017, respectively)	$74,013	$63,335	$213,487	$180,986
Operating expenses:
Third-party commissions	46,695	36,603	131,792	103,146
Credit card and ACH fees	1,570	1,289	4,318	3,704
Selling, general and administrative	18,260	15,503	54,197	45,457
Depreciation and amortization	1,270	1,028	3,655	2,958
Total operating expenses	67,795	54,423	193,962	155,265
Income from operations	6,218	8,912	19,525	25,721

Other (income) expense:
Interest (income) expense	15	(2)	(39)	(2)
TRA expense	721	—	721	—
Other expense	29	23	88	27
Net income before income taxes	5,453	8,891	18,755	25,696
Provision for income taxes	1,466	2,889	4,757	4,220
Net income	3,987	6,002	13,998	21,476
Net income attributable to noncontrolling interests	943	2,117	3,942	7,374
Net income attributable to Health Insurance Innovations, Inc.	$3,044	$3,885	$10,056	$14,102

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.24	$0.33	$0.83	$1.31
Diluted	$0.22	$0.30	$0.76	$1.21
Weighted average Class A common shares outstanding
Basic	12,853,739	11,700,941	12,130,722	10,724,750
Diluted	14,060,453	12,742,952	13,302,811	11,692,755

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands, except share and per share data)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$13,998	$21,476
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	10,503	4,437
Depreciation and amortization	3,655	2,958
Loss on disposal of assets	1	—
Deferred income taxes	460	1,079
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, prepaid expenses and other assets	(398)	96
(Increase) decrease in advanced commissions	(3,101)	9,991
Increase in income taxes receivable	(2,542)	—
Decrease in income taxes payable	(787)	(935)
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(1,994)	1,682
Decrease in deferred revenue	(441)	(173)
Increase in due to member pursuant to tax receivable agreement	721	—
Net cash provided by operating activities	20,075	40,611
Investing activities:
Capitalized internal-use software	(1,290)	(2,104)
Purchases of property and equipment	(534)	(239)
Net cash used in investing activities	(1,824)	(2,343)
Financing activities:
Payments for noncompete obligation	—	(96)
Payments related to tax withholding for share-based compensation	(3,470)	(448)
Issuances of Class A common stock under equity compensation plans	6	32
Purchases of Class A common stock pursuant to share repurchase plan	(19,502)	—
Distributions to member	(2,837)	(5,318)
Net cash used in financing activities	(25,803)	(5,830)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(7,552)	32,438
Cash and cash equivalents, and restricted cash at beginning of period	55,827	25,370
Cash and cash equivalents, and restricted cash at end of period	$48,275	$57,808

Supplemental cash flow information:
Cash paid during the period for:
Income taxes, net	$7,651	$4,113
Interest	6	10
Non-cash investing activities:
Capitalized stock-based compensation	$433	$—
Loss on disposal of assets	1	$—
Non-cash financing activities:
Change in due to member related to Exchange Agreement	$10,476	$18,619
Change in deferred tax asset related to Exchange Agreement	(11,661)	(20,732)
Issuance of Class A common stock in a private offering related to Exchange Agreement	9,232	16,487
Exchange of Class B membership interests related to Exchange Agreement	(8,048)	(14,374)

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$3,987	$6,002	$13,998	$21,476
Interest (income) expense	15	(2)	(39)	(2)
Depreciation and amortization	1,270	1,028	3,655	2,958
Provision for income taxes	1,466	2,889	4,757	4,220
EBITDA (1)	6,738	9,917	22,371	28,652
Stock-based compensation and related costs	4,500	2,782	10,766	4,897
Transaction costs	64	5	283	761
Tax receivable agreement liability adjustment	721	—	721	—
Indemnity and other related legal costs	1,301	238	2,334	886
Severance, restructuring and other charges	706	—	3,658	247
Adjusted EBITDA (2)	$14,030	$12,942	$40,133	$35,443

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$3,987	$6,002	$13,998	$21,476
Interest (income) expense	15	(2)	(39)	(2)
Amortization	464	479	1,391	1,502
Provision for income taxes	1,466	2,889	4,757	4,220
Stock-based compensation and related costs	4,500	2,782	10,766	4,897
Transaction costs	64	5	283	761
Tax receivable agreement liability adjustment	721	—	721	—
Indemnity and other related legal costs	1,301	238	2,334	886
Severance, restructuring and other charges	706	—	3,658	247
Adjusted pre-tax income	13,224	12,393	37,869	33,987
Pro forma income taxes	(3,174)	(4,709)	(9,089)	(12,915)
Adjusted net income (3)	$10,050	$7,684	$28,780	$21,072
Total weighted average diluted share count	16,602	16,585	16,592	16,260
Adjusted net income per share (4)	$0.61	$0.46	$1.73	$1.30

(1)	EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items such as stock-based compensation and related costs and items that are not part of regular operating activities, including tax receivable adjustments, severance, restructuring, indemnity and other related legal costs, and acquisition costs. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

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(3)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense, stock-based compensation and related costs, and other items that are not part of regular operating activities, including, tax receivable adjustments, severance, restructuring, indemnity and other related legal costs, and acquisition costs. From adjusted pre-tax net income we apply a pro-forma tax expense calculated at an assumed rate of 24% for the three and nine months ended September 30, 2018 and 38% for the three and nine months ended September 30, 2017. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in their evaluation of our company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(4)	Adjusted net income per share is computed by dividing adjusted net income by the total number of diluted Class A and Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

Reconciliation of Premium Equivalents to Revenues

(unaudited)

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Premium equivalents (1)	$114,498	$99,407	$330,633	$289,243
Less risk premium	38,569	34,502	111,685	103,545
Less amounts earned by third party obligors	1,916	1,570	5,461	4,712
Revenues	$74,013	$63,335	$213,487	$180,986

(1)	Premium equivalents is defined as our total collections, including the combination of premiums, fees for discount benefit plans, third-party commissions and referral fees. All amounts not paid out as risk premium to carriers or paid out to other third-party obligors are considered to be revenues for financial reporting purposes. We have included premium equivalents in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the inclusion of premium equivalents can provide a useful measure for period-to-period comparisons of our business. This financial measurement is considered a non-GAAP financial measure and is not recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be used as, and is not an alternative to, revenues as a measure of our operating performance.

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Summary of Selected Metrics

(unaudited)

($ in thousands)

	Submitted Applications during the Three Months Ended September 30,
	2018	2017	Change
IFP	80,500	93,100	(13.5)%
Supplemental products	57,000	60,800	(6.3)%
Total	137,500	153,900	(10.7)%

	Policies in Force as of September 30,
	2018	2017	Change
IFP	192,700	176,100	9.4%
Supplemental products	185,300	171,800	7.9%
Total	378,000	347,900	8.7%

	Submitted IFP Applications by Channel
	Q3’17	Q4’17	Q1’18	Q2’18	Q3’18
eCommerce	20,600	27,200	18,900	18,700	17,700
All Others	72,500	98,600	73,100	73,400	62,800
Total	93,100	125,800	92,000	92,100	80,500

	Core SG&A as a Percentage of Revenue
	Q3’17	Q4’17	Q1’18	Q2’18	Q3’18
Total SG&A	15,503	18,989	16,213	19,724	18,260
Less: Stock-based compensation and related costs	2,782	2,993	2,633	3,601	4,500
Less (add): Transaction costs	5	(16)	56	163	64
Less: Indemnity and other related legal costs	238	672	287	745	1,301
Less: Severance, restructuring and other charges	—	—	—	2,952	706
Less: Marketing and Advertising	2,249	3,657	2,232	2,071	1,839
Core SG&A (1)	10,229	11,683	11,005	10,192	9,850
% of Revenue	16.2%	16.8%	16.2%	14.2%	13.3%

(1)	Core SG&A is defined as total SG&A adjusted for stock-based compensation and related costs, transaction costs, indemnity and other related legal costs, severance, restructuring and other charges, and marketing leads and advertising expense.

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Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(813) 397-1187

mhershberger@hiiq.com

Investor Contact:

John Evans

PIR Communications

(415) 309-0230

IR@hiiquote.com

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